USED EQUIPMENT PURCHASE AND SALE AGREEMENT

This Used Equipment Purchase and Sale Agreement (the “Agreement”) is made this 25 day of June, 2015 (the “Effective Date”), by and between Jaris Exhibiton LED Video Services, LLC, a Nevada corporation (“Seller”) and United Lumicon Exhibition Services, Inc., a Nevada corporation(“Buyer”).

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth in this Agreement, the parties agree as follows:

1. Used Equipment Sold; Price. Seller agrees to sell and Buyer agrees to buy the following used materials or equipment (individually or collectively referred to as the "Used Equipment") in the quantities and at the prices (the "Purchase Price") listed on Exhibit "A". The purchase price for the Purchased Assets shall be $5,000 and 74300 shares of common stock in Buyer ("Purchase Price").

2. Description of the Used Equipment. The description of the Used Equipment is based on the best information available to the responsible sales personnel of Seller. Seller, however, makes no warranty, express or implied, as to the description of any of the Used Equipment, except as expressly set forth otherwise in this Agreement.

3. Terms of Payment. Buyer shall deliver to Seller by check or wire transfer $5000 and issue 74300 shares of common stock.

4. Delivery. Unless otherwise specified, the purchase of Used Equipment will be F.O.B. Seller's location. Costs of preparing and loading will be at the expense of Buyer. Buyer must give Seller's representative five (5) days prior written notice before entering Seller's premises to load Used Equipment or to perform dismantling work in accordance with Section 7. Seller may deny Buyer access to the premises if such notice has not been given.

5. Removal. Removal shall be at the sole expense, liability and risk of the Buyer. Purchases can be removed only on presentation of the original bill of sale and only after the Buyer has signed and returned a copy of this Used Equipment Sales Agreement and paid all amounts due in connection therewith, including but not limited to any applicable sales taxes. Upon failure of the Buyer to remove any item or lot within the time period posted or announced at the Auction, the Seller shall have the option of removing and storing such items or lots at the sole expense and risk of the Buyer or deeming all deposits or partial payments as having been forfeited by the Buyer, in which case the Seller may resell (without notice) at public sale or otherwise dispose of such items or lots at the sole risk and expense of the Buyer. The Buyer shall remain liable for fees, expense and damages arising from any default by the Buyer.

6. Title and Risk of Loss. Title to and risk of loss or damage to all Used Equipment purchased by Buyer will pass to Buyer upon Seller's delivery to Buyer, Buyer's agent or Buyer's carrier at Seller's plant. If dismantling or other work is to be performed in accordance with Section 7 of this Agreement, all risk will pass as set forth in that Section.

7. Dismantling or Other Work. Buyer assumes all risks upon the commencement by Buyer of the dismantling or other work to be performed by Buyer on Seller's premises. If Buyer, either as principal or by agent or employee, enters upon the premises or property of Seller in order to do any work under this Agreement or to remove the Used Equipment, Buyer will save and hold Seller harmless from and against all liability, claims and demands on account of personal injuries, including death, or property loss and damage to others (including Seller and employees and invitees of Seller and of Buyer) arising out of or in any manner connected with the performance of such work, and caused by the negligent or willful act or omission to act of Buyer, or a supplier of Buyer, or employees or invitees of either of them, and Buyer will at his own expense defend any and all actions based thereon and will pay all charges of attorneys and all costs and other expenses arising therefrom. Buyer will not subcontract any portion of the work without prior written permission of Seller. If Seller does approve Buyer's subcontractor, Buyer's subcontractor will be bound by the same terms and conditions as Buyer under this Agreement, including, but not limited, to, Section 9 Indemnity and Section 12 Hazardous Chemicals and other Hazardous Materials.

8. Warranty. Seller and Buyer agree that all Used Equipment to be sold under this Agreement is sold on an "AS IS, WHERE IS, WITH ALL FAULTS" basis. SELLER MAKES NO REPRESENTATION OR WARRANTY, STATUTORY, EXPRESS OR IMPLIED WITH RESPECT TO THE USED EQUIPMENT INCLUDING MAKING NO WARRANTY THAT THE USED EQUIPMENT WILL BE MERCHANTABLE OR FIT FOR ANY PARTICULAR PURPOSE. THE ONLY WARRANTY OR REPRESENTATION MADE BY SELLER IS A WARRANTY THAT SELLER IS THE OWNER OF THE USED EQUIPMENT. Buyer assumes all risks and liability whatsoever resulting from the possession, use or disposition of the Used Equipment. Seller will have no liability with respect to the Used Equipment sold to Buyer, including having no liability for indirect, incidental or consequential damages.

9. Indemnity. Buyer indemnifies Seller and holds Seller harmless against all liability or loss of all persons for injury, sickness, and/or death and for property damage caused by the Used Equipment or by hazardous chemicals or other hazardous material on or in them, except for that solely attributable to Seller's sole negligence, after delivery by Seller and/or upon the commencement by Buyer of the dismantling or other work referred to in Section 7 of this Agreement, whichever first occurs. Buyer agrees to refrain from making any use of any trademarks, labels, distinctive markings, or designs that may appear on the Used Equipment.

10. Inspection. Buyer is invited, urged and cautioned to inspect the Used Equipment prior to purchase. The Used Equipment will be available for inspection at the places and times specified by Seller.

11. Warning of Hazards. Buyer agrees to give warning of the possible hazard to any person or persons to whom Buyer resells or gives or delivers the Used Equipment or whom Buyer can reasonably foresee may be exposed to the hazards.

12. Hazardous Chemicals and other Hazardous Materials. Buyer is warned and acknowledges that the Used Equipment purchased from Seller may bear or contain hazardous substances, hazardous materials or hazardous waste which may be, or may become by chemical reaction or otherwise, directly or indirectly, hazardous to life, to health, or to property. Buyer does hereby discharge and release Seller from any and all liability directly or indirectly resulting from the presence of the aforesaid hazardous substances, materials or waste including, but not limited to, any and all liability directly or indirectly resulting from the failure of Seller to give more specific warning with respect to individual items of Used Equipment or from the inadequacy of any warning.

13. Seller's Liability. Seller's liability with respect to any Used Equipment sold to Buyer will be limited to refunding payment made. In no event will Seller be liable for indirect, incidental or consequential damages.

14. Failure to Perform. In the event Buyer fails to make payment as required in Section 3 above, or fails to remove Used Equipment within a 30-day period, Buyer agrees that Buyer will: (1) lose all right, title and interest which Buyer might otherwise have acquired in and to the Used Equipment; and (2) reimburse Seller for all costs, including attorney's fees, arising out of Buyer's failure to perform.

15. Force Majeure. Deliveries may be suspended by either party in case of act of God, war, riots, fire, explosion, flood, strike, lockout, injunction, inability to obtain fuel, power, raw materials, labor, containers or transportation facilities, accident, breakage of machinery or apparatus, national defense requirements, government laws, ordinances, rules and regulations, whether valid or invalid, or any cause beyond the control of such party preventing the manufacture, shipment, acceptance or consumption of a shipment of the Used Equipment. If, because of any such circumstance, Seller is unable to supply the total demand for the Used Equipment, such deliveries so suspended will be canceled without liability to Seller.

16. Export Control. Buyer agrees to comply with all export laws, restrictions and regulations of the United States governing or relating to the equipment purchased under this Agreement from Seller. Buyer represents and warrants to Seller that Buyer is not procuring the product purchased under this Agreement with the intent to export such product in violation of the US export control laws and regulations, and that Buyer is not a national or resident of any country subject to a US embargo, including without limitation Angola, Burma, Cuba, Iran, Iraq, Libya, North Korea, Sudan or Syria. Buyer will indemnify, defend and hold Seller harmless from and against any and all claims, liabilities and damages incurred by Seller arising out of Purchaser's breach of these obligations.

17. Assignment. Seller and Buyer agree that neither party may assign any interest in this Agreement without the written consent of the other party.

18. Miscellaneous.

(A)

Buyer will pay the amount of any tax or other charge imposed by law, upon, with respect to, or measured by the sale, shipment, or price of any Used Equipment sold under this Agreement.

(B)

Buyer must provide all of the necessary equipment and labor to remove the Used Equipment from Seller's premises.

(C)

When performing any work at Seller's facility, Buyer and Buyer's subcontractor, if any, agree to comply with all of Seller's rules and regulations including its environmental, health, safety and security rules and regulations.

(D)

Buyer agrees to comply with all Federal, State and local laws and regulations. Buyer will provide proof of such compliance to Seller upon request.

(E)

This Agreement will be governed by and interpreted in accordance with the laws of the Commonwealth of Pennsylvania, without regard to choice of law or conflict of law provisions.

(F)

No subsequent change or modification of the terms of this Agreement will be made except by a writing signed by both parties.

19. Termination. After the Purchase Price has been accepted by Seller, Buyer is bound by the terms of this Agreement and cannot terminate this Agreement. If the buyer fails to fulfill any of its obligations the Seller may, with prior written notice to Buyer, terminate this Agreement at any time. If Seller terminates this Agreement after the Purchase Price has been paid, then Seller will refund the Purchase Price to Buyer.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Seller:	Buyer:
Jaris Exhibiton LED Video Services, LLC	United Lumicon Exhibition Services, Inc.,

/s/ JianGuo Zhang	/s/ Xu Zhang
JianGuo Zhang	Xu Zhang, President

Exhibit A Equipment List

Assets:

SKU Number	Equipment Name	Product Number	Model Number	Serial Number	Description (Year, Accessory, etc)	Price	Shippin g Cost
P5.33 LED 01-01	P5.33 Indoor LED Screen	YHC1406024	EL-IR-D5.33	NA	2014 MODEL WITH NESSESSARY PARTS NOT LISTED	$481.00/EACH CABINET	$100.00
P5.33 LED 01-02	P5.33 Indoor LED Screen	YHC1406024	EL-IR-D5.33	NA	2014 MODEL WITH NESSESSARY PARTS NOT LISTED	$481.00/EACH CABINET	$100.00
P5.33 LED 01-03	P5.33 Indoor LED Screen	YHC1406024	EL-IR-D5.33	NA	2014 MODEL WITH NESSESSARY PARTS NOT LISTED	$481.00/EACH CABINET	$100.00
P5.33 LED 01-04	P5.33 Indoor LED Screen	YHC1406024	EL-IR-D5.33	NA	2014 MODEL WITH NESSESSARY PARTS NOT LISTED	$481.00/EACH CABINET	$100.00
P5.33 LED 01-05	P5.33 Indoor LED Screen	YHC1406024	EL-IR-D5.33	NA	2014 MODEL WITH NESSESSARY PARTS NOT LISTED	$481.00/EACH CABINET	$100.00
P5.33 LED 01-06	P5.33 Indoor LED Screen	YHC1406024	EL-IR-D5.33	NA	2014 MODEL WITH NESSESSARY PARTS NOT LISTED	$481.00/EACH CABINET	$100.00
P5.33 LED 01-07	P5.33 Indoor LED Screen	YHC1406024	EL-IR-D5.33	NA	2014 MODEL WITH NESSESSARY PARTS NOT LISTED	$481.00/EACH CABINET	$100.00
P5.33 LED 01-08	P5.33 Indoor LED Screen	YHC1406024	EL-IR-D5.33	NA	2014 MODEL WITH NESSESSARY PARTS NOT LISTED	$481.00/EACH CABINET	$100.00
P5.33 LED 01-09	P5.33 Indoor LED Screen	YHC1406024	EL-IR-D5.33	NA	2014 MODEL WITH NESSESSARY PARTS NOT LISTED	$481.00/EACH CABINET	$100.00
P5.33 LED 01-10	P5.33 Indoor LED Screen	YHC1406024	EL-IR-D5.33	NA	2014 MODEL WITH NESSESSARY PARTS NOT LISTED	$481.00/EACH CABINET	$100.00
P5.33 LED 01-11	P5.33 Indoor LED Screen	YHC1406024	EL-IR-D5.33	NA	2014 MODEL WITH NESSESSARY PARTS NOT LISTED	$481.00/EACH CABINET	$100.00
P5.33 LED 01-12	P5.33 Indoor LED Screen	YHC1406024	EL-IR-D5.33	NA	2014 MODEL WITH NESSESSARY PARTS NOT LISTED	$481.00/EACH CABINET	$100.00
P5.33 LED 01-13	P5.33 Indoor LED Screen	YHC1406024	EL-IR-D5.33	NA	2014 MODEL WITH NESSESSARY PARTS NOT LISTED	$481.00/EACH CABINET	$100.00
P5.33 LED 01-14	P5.33 Indoor LED Screen	YHC1406024	EL-IR-D5.33	NA	2014 MODEL WITH NESSESSARY PARTS NOT LISTED	$481.00/EACH CABINET	$100.00
P5.33 LED 01-15	P5.33 Indoor LED Screen	YHC1406024	EL-IR-D5.33	NA	2014 MODEL WITH NESSESSARY PARTS NOT LISTED	$481.00/EACH CABINET	$100.00

EXHIBIT A

ASSIGNEE'S BILL OF SALE

For good and valuable consideration, receipt of which is hereby acknowledged, the undersigned, (Seller) Jaris Exhibition LED Video Scvs, LLC hereby assigns, conveys and transfers over unto United Lumicon Exhibition Services, Inc. all of his right, title and interest, if any, in and to the Purchased Assets as defined in that certain Asset Purchase Agreement between Seller and Buyer dated June 25, 2015 (the "Purchase Agreement").

The purchase price for the Purchased Assets is $8715. THE PURCHASED ASSETS ARE BEING SOLD "AS-IS, WHERE-IS" WITH NO WARRANTIES OR REPRESENTATIONS WHATSOEVER, EXCEPT AS EXPRESSLY PROVIDED IN THE PURCHASE AGREEMENT, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

IN WITNESS WHEREOF, the parties hereto have caused this Bill of Sale to be executed as of the 25 day of June, 2015.

/s/ JianGuo Zhang

(Seller) JianGuo Zhang, Assignee